Exhibit 107

 FILING FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

BELITE BIO, INC

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Title of Each Class of Securities to be Registered(1)	Fee Calculation Rule	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(8)
Equity	Ordinary shares, par value $0.0001 per share	Rule 457(h)	1,982,561	(3)	0.46	(3)	$911,978.06	0.0000927	84.54
Equity	Ordinary shares, par value $0.0001 per share	Rule 457(h)	1,698,667	(4)	6.00	(4)	$10,192,002.00	0.0000927	944.80
Equity	Ordinary shares, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	50,000	(5)	34.4	(6)	$1,720,000.00	0.0000927	159.44
	Total		3,731,228				$12,823,980.06		$1,188.78
	Total Fee Offsets(9)								$0.00
	Net Fee Due								$1,188.78

(1)	The ordinary shares of Belite Bio, Inc (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), with each ADS representing one (1) ordinary share, par value $0.0001 per share. The registrant’s ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-264395).
(2)	Represents ordinary shares issuable under the Belite Bio, Inc Amended and Restated Share Incentive Plan (the “2020 Plan”) and Belite Bio, Inc 2022 Performance Incentive Plan (the “2022 Plan”, and together with the 2020 Plan, the “Plans”) of the Registrant as well as the ordinary shares reserved for future awards under the Plans. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plans.
(3)	Represents ordinary shares issuable upon the exercise of outstanding options previously granted under the 2020 Plan as of the date of this registration statement. The maximum offering price per share represents the weighted average exercise price of the options which have been already granted and are outstanding under the 2020 Plan, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.
(4)	Represents ordinary shares issuable upon the exercise of outstanding options previously granted under the 2022 Plan as of the date of this registration statement. The maximum offering price per share represents the weighted average exercise price of the options which have been already granted and are outstanding under the 2022 Plan, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.
(5)	Represents 50,000 ordinary shares reserved for future award grants under the 2022 Plan as of this registration statement. The maximum aggregate number of ordinary shares which may be issued under the 2022 Plan is initially 1,748,667 ordinary shares. Subsequently, the maximum aggregate number of ordinary shares available for issuance will be increased on an annual basis on the first trading day in January of each year (commencing with 2023) by an amount equal to (1) 4% of the total number of our outstanding ordinary shares on December 31 of the prior year, or (2) such lesser number as determined by our board of directors. To the extent that the actual number of shares that may be offered pursuant to the Plans exceeds the number of shares registered on this registration statement, the Registrant will file a new registration statement to register the additional shares.
(6)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$34.4 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Capital Market on July 1, 2022 and adjusted for the ordinary share-to-ADS ratio.
(7)	Any ordinary shares covered by an award granted under the Plans (or portion of an award) that is forfeited, cancelled or otherwise expires for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares which may be issued under the Plans.
(8)	Rounded to the nearest cent.
(9)	The Registrant does not have any fee offsets.